                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation by reference in Amendment No. 1 to Form S-11 on
Form S-8  Registration  Statement  No.  33-65934 of Taubman  Centers,  Inc.,  in
Amendment  No. 2 to Form S-3  Registration  Statement  No.  33-73038  of Taubman
Centers,  Inc.,  in  Amendment  No. 1 to Form  S-3  Registration  Statement  No.
33-99636 of Taubman  Centers,  Inc., in Amendment No. 3 to Form S-3 Registration
Statement  No.  333-19503 of Taubman  Centers,  Inc.,  in Form S-3  Registration
Statement No. 333-16781 of Taubman Centers, Inc., in Amendment No. 1 to Form S-3
Registration  Statement No. 333-35433 and in  Post-Effective  Amendment No. 1 to
Registration Statement No. 33-73038 on Form S-3 of Taubman Centers, Inc., of our
reports dated February 12, 2002 on the consolidated financial statements and the financial  statement  schedules  of  Taubman  Centers,  Inc.  and  the  combined financial statements and the financial statement schedules of the Unconsolidated
Joint Ventures of The Taubman Realty Group Limited Partnership appearing in this
Annual Report on Form 10-K of Taubman Centers,  Inc. for the year ended December
31, 2001.

Deloitte & Touche LLP

Detroit, Michigan
March 27, 2002